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                                                                  EXHIBIT (A)(2)

                           CROWN MEDIA HOLDINGS, INC.

                              LETTER OF TRANSMITTAL

PARTICIPATION INSTRUCTIONS:

              COMPLETE THIS FORM, INCLUDING EXHIBIT A ATTACHED HERETO, SIGN
IT, AND SEND IT, ALONG WITH AN EXECUTED RESTRICTED STOCK UNIT AGREEMENT, TO WILLIAM J. ALIBER IN PERSON OR BY MAIL TO CROWN MEDIA HOLDINGS, INC., ATTN:
WILLIAM J. ALIBER, 6430 SOUTH FIDDLERS GREEN CIRCLE, SUITE 500, GREENWOOD VILLAGE, COLORADO 80111. THIS FORM MUST ARRIVE BEFORE 11:59 P.M., MOUNTAIN DAYLIGHT TIME, ON MAY 29, 2003. IF YOU ELECT TO DELIVER YOUR SIGNED LETTER OF TRANSMITTAL BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. FOR ANY METHOD USED, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Name of Participant:


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         Social Security Number:


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         I am a participant in the Amended and Restated Crown Media Holdings,
Inc. 2000 Long Term Incentive Plan (the "Plan") and currently employed by Crown Media Holdings, Inc. (the "Company"), or one of its subsidiaries. I have received and read the Offer to Exchange from the Company and I am eligible to participate in the offer described therein. I understand that I may elect to exchange the eligible options (as defined in the Offer to Exchange) that are held by me under the Plan. I also understand that if I exchange any of my eligible options, I must exchange all eligible options granted to me under the Plan. In return, for the eligible options that I elect to exchange and that the Company accepts for exchange, the Company will grant me interests based on the value of the Company's shares of stock, also referred to as restricted stock units, each of which, as described further in the Offer to Exchange, represents the right to receive one share of the Company's Class A Common Stock, or, in the Company's discretion, cash in an amount equivalent to the value of one share of the Company's Class A Stock, PROVIDED THAT I AM STILL EMPLOYED BY THE COMPANY OR ONE OF ITS SUBSIDIARIES ON THE OFFER'S EXPIRATION DATE. The number of restricted stock units that I receive will be determined by dividing the number of eligible options that I tender by 2.5 and rounding the result to the nearest whole share. A resulting number ending in .5 will be rounded up to the nearest whole number. The restricted stock units will



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vest and be delivered as set forth in the Offer to Exchange and are subject to forfeiture.

         I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options elected for exchange pursuant to this Letter of Transmittal but not accepted for exchange will be returned to me.

         I have reviewed the list of all of my eligible options that the Company has attached as Exhibit A to this Letter of Transmittal. I hereby give up my entire ownership interest in all of my eligible options as set forth on Exhibit A, and I understand that such options will become null and void on the date the Company accepts my options for exchange. I acknowledge that this election is entirely voluntary. I ALSO ACKNOWLEDGE THAT I WILL BE UNABLE TO REVOKE THE ELECTION DESCRIBED IN THIS LETTER OF TRANSMITTAL AFTER 11:59 P.M., MOUNTAIN DAYLIGHT TIME, ON MAY 29, 2003.

                 PLEASE TURN TO EXHIBIT A ON THE FOLLOWING PAGE




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                                                                       EXHIBIT A

[Insert Participant Name]

         I hereby make the following election with regard to all of my eligible options granted under the Plan:

         - If you wish to ACCEPT this offer with respect to all of your eligible options set forth below, please check the box below.

         - If you do not wish to accept this offer with respect to all of your eligible options set forth below, do NOT check the box below. Your eligible options will NOT be exchanged for restricted stock units and you will retain your eligible options.

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                           SUMMARY OF ELIGIBLE OPTIONS
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                                                                   NUMBER OF
GRANT DATE                      EXERCISE PRICE                 ELIGIBLE OPTIONS
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Check box to ACCEPT this offer   [ ]

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Signature of Holder

Print Name:

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Home Telephone: (   )

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Date:

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Address:

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